Exhibit 99.1
BALLY'S CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS

PROVIDENCE, R.I., - February 24, 2022 - Bally’s Corporation (NYSE: BALY) today reported financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

•Revenue of $547.7 million, an increase of $429.6 million
•Net loss of $115.3 million compared to net income of $20.2 million for the comparable period
•Adjusted EBITDA of $119.4 million, an increase of $98.4 million year over year

Lee Fenton, Chief Executive Officer said, “Our quarterly results represent the first full quarter of the consolidated Bally’s group including our Casinos & Resorts, International Interactive and North America Interactive segments. During the quarter, we made significant progress on integration of our acquired assets, defining our strategic goals for 2022 and deploying capital strategically including progress in growth projects in Lincoln, Atlantic City and Kansas City. Additionally, we repurchased $87 million of our common shares during the quarter.”

Summary of Financial Results

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2021	2020	2021	2020
Revenue	$547,665	$118,096	$1,322,443	$372,792
(Loss) income from operations	$(44,358)	$(17,637)	$93,382	$(18,386)
(Loss) income from operations margin	(8.1)%	(14.9)%	7.1%	(4.9)%
Net (loss) income	$(115,289)	$20,223	$(71,799)	$(5,487)
Net (loss) income margin	(21.1)%	17.1%	(5.4)%	(1.5)%
Adjusted EBITDA(1)	$119,437	$21,059	$333,651	$70,402
Adjusted EBITDA margin(1)	21.8%	17.8%	25.2%	18.9%
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

Segment Update

In the fourth quarter of 2021, in order to better align with strategic growth initiatives in light of recent and pending acquisitions, Bally’s realigned its operating segments and determined it had three reportable segments: Casinos & Resorts, North America Interactive and International Interactive.

The Casinos & Resorts reportable segment includes: Bally’s Twin River, Bally’s Tiverton, Bally’s Dover, Bally’s Atlantic City, Bally’s Evansville, Hard Rock Biloxi, Bally’s Vicksburg, Bally’s Kansas City, Bally’s Black Hawk, Bally’s Shreveport, Bally’s Lake Tahoe, Bally’s Quad Cities, and Bally’s Arapahoe Park.

The North America Interactive reportable segment includes the Business-to-Consumer and Business-to-Business (“B2B”) results of Bally's Interactive and other B2B interactive operations.

The International Interactive reportable segment includes the non-North American operations of Gamesys.

The “Other” category includes interest expense for Bally’s and certain unallocated corporate operating expenses and other adjustments, including eliminations of transactions among segments, to reconcile to Bally’s consolidated results.

Introduction of 2022 Guidance

Bally’s estimates revenue for the year ending December 31, 2022 in the range of $2.4 billion to $2.5 billion and Adjusted EBITDA in the range of $560 million to $580 million. Bally’s guidance is based on current plans and expectations and contains a number of assumptions. The guidance is subject to a number of known and unknown uncertainties and risks, including those set forth under Bally’s safe harbor statement under the federal securities laws set forth below.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Casinos & Resorts EBITDAR and Adjusted Casinos & Resorts EBITDAR margin, which exclude certain items described below. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for the Company, or where noted the Company’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition, integration and restructuring expenses, share-based compensation, gain on sale-leaseback, and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate costs among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

“Adjusted Casinos & Resorts EBITDAR” is Adjusted EBITDA (as defined above) for the Company's Casinos & Resorts segment plus rent expense associated with triple net operating leases with GLPI for the real estate assets used in the operation of Bally's Evansville and Bally's Dover and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. Adjusted Casinos & Resorts EBITDAR margin is measured as Adjusted Casinos & Resorts EBITDAR as a percentage of revenue.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Casinos & Resorts EBITDAR and Adjusted Casinos & Resorts EBITDAR margin when evaluating operating performance because the Company believes that these metrics are necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in the Company's industry and a principal basis for valuing such companies as well. Management of the Company believes that while certain items excluded from Adjusted EBITDA and Adjusted Casinos & Resorts EBITDAR may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA or Adjusted Casinos & Resorts EBITDAR should be construed as an alternative to GAAP net income as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EBITDAR as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide reconciliations of Adjusted EBITDA to net income on a forward-looking basis to its most comparable GAAP financial measure because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program, variations in effective tax rate and expansion and pre-opening expenses, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculations of Adjusted EBITDA. Bally’s believes that the probable significance of providing these forward-looking non-GAAP financial measures without a reconciliation to the most directly comparable GAAP financial measure, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful regarding its operations, including its completed and proposed acquisitions and the estimated impact on those businesses’ results from the anticipated changes Bally’s is likely to make, or has made, to their operations, but will not have that information on a GAAP basis. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDA in the future. Accordingly, the actual effect of these items, when determined could potentially be significant to the calculation of Adjusted EBITDA.

Fourth Quarter Conference Call
Bally’s fourth quarter 2021 earnings conference call and audio webcast will be held today, Thursday, February 24, 2022 at 8:00 AM EDT. To access the conference call, please dial (800) 459-5346 (U.S. toll-free) and reference conference ID BALYQ42021. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.ballys.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.

About Bally's Corporation

Bally’s Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 14 casinos across 10 states, a horse racetrack in Colorado and has access to OSB licenses in 16 states. It also owns Gamesys Group, a leading, global, online gaming operator, Bally's Interactive, a first-in-class sports betting platform, Monkey Knife Fight, the fastest growing daily fantasy sports site in North America, SportCaller, a leading, global B2B free-to-play game provider, and Telescope Inc., a leading provider of real-time fan engagement solutions.

With approximately 10,000 employees, the Company’s casino operations include more than 15,800 slot machines, 500 table games and 5,300 hotel rooms. Upon closing the previously announced Tropicana Las Vegas (NV) transaction, as well as completing the construction of a land-based casino near the Nittany Mall in State College, PA, Bally's will own and manage 16 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY".

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (the "SEC") and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Robert Lavan	Richard Goldman / David Gill
Senior Vice President, Finance and Investor Relations	Kekst CNC
401-475-8564	646-847-6102 / 917-842-5384
InvestorRelations@ballys.com	BallysMediaInquiries@kekstcnc.com

BALLY'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Gaming	$458,926	$97,062	$1,053,492	$298,070
Hotel	27,079	8,107	95,356	24,742
Food and beverage	24,520	8,257	92,906	32,132
Retail, entertainment and other	37,140	4,670	80,689	17,848
Total revenue	547,665	118,096	1,322,443	372,792

Operating (income) costs and expenses:
Gaming	218,031	31,944	407,032	95,901
Hotel	8,443	3,218	30,511	10,144
Food and beverage	19,785	7,416	70,417	29,367
Retail, entertainment and other	14,499	796	27,119	3,257
Advertising, general and administrative	189,459	59,928	511,669	176,943
Goodwill and asset impairment	—	105	4,675	8,659
Expansion and pre-opening	—	342	1,772	921
Acquisition, integration and restructuring	33,831	6,273	71,288	13,257
Gain from insurance recoveries, net of losses	(116)	15,131	(19,313)	14,095
Rebranding	808	792	2,530	792
Gain on sale-leaseback	—	—	(53,425)	—
Contract termination	30,000	—	30,000	—
Depreciation and amortization	77,283	9,788	144,786	37,842
Total operating costs and expenses	592,023	135,733	1,229,061	391,178
(Loss) income from operations	(44,358)	(17,637)	93,382	(18,386)

Other income (expense):
Interest income	649	315	2,250	612
Interest expense, net of amounts capitalized	(45,694)	(19,560)	(120,174)	(63,248)
Change in value of naming rights liabilities	18,400	(57,660)	17,029	(57,660)
(Adjustment) gain on bargain purchases	(234)	63,871	22,841	63,871
Loss on extinguishment of debt	(83,588)	—	(103,007)	—
Other, net	18,408	—	11,503	—
Total other expense, net	(92,059)	(13,034)	(169,558)	(56,425)

Loss before provision for income taxes	(136,417)	(30,671)	(76,176)	(74,811)
Benefit for income taxes	(21,128)	(50,894)	(4,377)	(69,324)
Net (loss) income	$(115,289)	$20,223	$(71,799)	$(5,487)

Basic (loss) income per share	$(1.87)	$0.62	$(1.45)	$(0.18)
Weighted average common shares outstanding - basic	61,714,315	32,774,612	49,643,991	31,315,151
Diluted (loss) income per share	$(1.87)	$0.61	$(1.45)	$(0.18)
Weighted average common shares outstanding - diluted	61,714,315	33,117,823	49,643,991	31,315,151

BALLY'S CORPORATION

Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$547,665	$118,096	$1,322,443	$372,792

Net (loss) income	$(115,289)	$20,223	$(71,799)	$(5,487)
Interest expense, net of interest income	45,045	19,245	117,924	62,636
Benefit for income taxes	(21,128)	(50,894)	(4,377)	(69,324)
Depreciation and amortization	77,283	9,788	144,786	37,842
Non-operating (income) expense(1)	47,014	(6,211)	51,634	(6,211)
Acquisition, integration and restructuring	33,831	6,273	71,288	13,257
Share-based compensation	6,310	8,238	20,143	17,706
Gain on sale-leaseback	—	—	(53,425)	—
Contract termination	30,000	—	30,000	—
Other(2)	16,371	14,397	27,477	19,983
Adjusted EBITDA	$119,437	$21,059	$333,651	$70,402

Net (loss) income margin	(21.1)%	17.1%	(5.4)%	(1.5)%
Adjusted EBITDA margin	21.8%	17.8%	25.2%	18.9%
________________________________
(1) Non-operating (income) expense for the applicable periods include: (i) change in value of naming rights liabilities, (ii) gain on bargain purchases, (iii) loss on extinguishment of debt, and, (iv) other (income) expense, net.
(2) Other includes the following non-recurring items for the applicable periods: (i) Post-combination expense related to the acceleration and cash settlement of unvested historical Gamesys’ employee stock awards, (ii) Goodwill and asset impairments, (ii) deal-related, rebranding, expansion and pre-opening expenses, (iii) Employee Retention Credits related to COVID-19, (iv) Credit Agreement amendment related expenses, (v) costs related to pursuing sports betting, iGaming and lottery access in various jurisdictions, (vi) non-routine legal expenses, and (vii) net gains related to insurance recoveries.

BALLY'S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment and Adjusted EBITDA Margin (unaudited)
(in thousands)

Quarter Ended December 31, 2021	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$277,837	$18,565	$251,263	$—	$547,665

Net income (loss)	$20,829	$(15,068)	$24,337	$(145,387)	$(115,289)
Interest expense, net of interest income	13	(3)	(27)	45,062	45,045
Provision (benefit) for income taxes	14,384	(1,896)	(4,261)	(29,355)	(21,128)
Depreciation and amortization	14,949	7,405	46,341	8,588	77,283
Non-operating (income) expense(1)	—	368	640	46,006	47,014
Acquisition, integration and restructuring	—	182	1,444	32,205	33,831
Share-based compensation	—	—	—	6,310	6,310
Contract termination expense	—	—	—	30,000	30,000
Other(1)	(342)	(77)	1,470	15,320	16,371
Allocation of corporate costs	20,979	470	—	(21,449)	—
Adjusted EBITDA	$70,812	$(8,619)	$69,944	$(12,700)	$119,437
Rent expense associated with triple net operating leases (2)	11,412	—	—	—	11,412
Adjusted EBITDAR	$82,224	$(8,619)	$69,944	$(12,700)	$130,849

Net income margin	7.5%
Adjusted EBITDAR margin	29.6%
________________________________
(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.
(2)Consists of the operating lease components contained within our triple net master lease dated June 4, 2021 with Gaming and Leisure Properties, Inc. ("GLPI") and the triple net lease assumed in connection with our acquisition of Bally's Lake Tahoe, which is primarily our individual triple net leases with GLPI for the real estate assets used in the operation of Bally's Evansville and Bally's Dover, and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

Quarter Ended December 31, 2020	Casinos & Resorts	Other	Total
Revenue	$118,096	$—	$118,096

Net income	$15,276	$4,947	$20,223
Interest expense, net of interest income	8	19,237	19,245
Benefit for income taxes	(19,071)	(31,823)	(50,894)
Depreciation and amortization	9,771	17	9,788
Non-operating (income) expense(1)	—	(6,211)	(6,211)
Acquisition, integration and restructuring	—	6,273	6,273
Share-based compensation	—	8,238	8,238
Other(1)	15,754	(1,357)	14,397
Allocation of corporate costs	5,816	(5,816)	—
Adjusted EBITDA	$27,554	$(6,495)	$21,059
________________________________
(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

BALLY'S CORPORATION
Revenue and Reconciliation of Net Income (Loss) to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Year Ended December 31, 2021	Casinos & Resorts	North America Interactive	International Interactive	Other	Total
Revenue	$1,032,828	$38,352	$251,263	$—	$1,322,443

Net income (loss)	$186,287	$(36,879)	$24,337	$(245,544)	$(71,799)
Interest expense, net of interest income	37	(15)	(27)	117,929	117,924
Provision (benefit) for income taxes	72,128	(8,281)	(4,261)	(63,963)	(4,377)
Depreciation and amortization	54,120	18,096	46,341	26,229	144,786
Non-operating (income) expense(1)	—	355	640	50,639	51,634
Acquisition, integration and restructuring	—	182	1,444	69,662	71,288
Share-based compensation	—	—	—	20,143	20,143
Gain on sale-leaseback	(53,425)	—	—	—	(53,425)
Contract termination expense	—	—	—	30,000	30,000
Other(1)	(9,887)	12,500	1,470	23,394	27,477
Allocation of corporate costs	70,217	1,629	—	(71,846)	—
Adjusted EBITDA	$319,477	$(12,413)	$69,944	$(43,357)	$333,651
Rent expense associated with triple net operating leases (2)	27,571	—	—	—	27,571
Adjusted EBITDAR	$347,048	$(12,413)	$69,944	$(43,357)	$361,222

Net income margin	18.0%
Adjusted EBITDAR margin	33.6%
________________________________
(1)See descriptions of adjustments in the “Revenue and Reconciliation of Net Income (Loss) and Net Income (Loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.
(2)See descriptions of adjustments in the "Revenue and Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment (unaudited)" table above.

Year Ended December 31, 2020	Casinos & Resorts	Other	Total
Revenue	$372,792	$—	$372,792

Net income (loss)	$28,555	$(34,042)	$(5,487)
Interest expense, net of interest income	34	62,602	62,636
Benefit for income taxes	(16,018)	(53,306)	(69,324)
Depreciation and amortization	37,786	56	37,842
Non-operating (income) expense(1)	—	(6,211)	(6,211)
Acquisition, integration and restructuring	20	13,237	13,257
Share-based compensation	—	17,706	17,706
Other(1)	19,942	41	19,983
Allocation of corporate costs	20,515	(20,515)	—
Adjusted EBITDA	$90,834	$(20,432)	$70,402
________________________________
(1)See descriptions of adjustments in the “Reconciliation of Revenue and Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

BALLY'S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$206,193	$123,445

Term Loan Facility	$1,945,000	$569,125
Revolving Credit Facility	85,000	35,000
6.75% Senior Notes due 2027	—	525,000
5.625% Senior Notes due 2029	750,000	—
5.875% Senior Notes due 2031	750,000	—
Less: Unamortized original issue discount	(31,425)	(11,771)
Less: Unamortized deferred financing fees	(52,348)	(17,499)
Long-term debt, including current portion	$3,446,227	$1,099,855
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(5,750)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,426,777	$1,094,105

Cash Flow Data

	Quarter Ended December 31,			Year Ended December 31,
(in thousands)	2021	2020	2019	2021	2020	2019
Capital expenditures	$32,393	$15,274	$5,003	$97,525	$15,283	$28,237
Cash paid for internally developed software	13,865	—	—	15,891	—	—
Acquisition of gaming licenses	25,750	—	—	30,159	—	942
Cash payments associated with triple net operating leases(1)	11,353	—	—	26,720	—	—
________________________________
(1)Consists of payments made in connection with the Company's triple net operating leases, as defined above.